UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007

DOW JONES & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-7564	13-5034940
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

200 LIBERTY STREET, NEW YORK, NEW YORK		10281
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 416-2000

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS FOR CERTAIN OFFICERS

On June 4, 2007, the Board of Directors of Dow Jones & Company Inc. (the “Company”) approved amendments to certain compensation plans maintained by the Company. The amendments are intended to enhance the Company’s ability to retain and attract management-level employees by assuring current and potential employees that their positions and compensation would not be adversely impacted without adequate consideration as a result of a change in control of the Company. In addition, the changes are intended to benefit the Company by allowing such employees to focus on the Company’s business objectives in the event of a potential change in control of the Company, notwithstanding the personal uncertainties and concerns that ordinarily arise in connection with such an event.

Specifically, effective upon a change in control of the Company, eligibility to participate in the Company’s Separation Plan for Senior Management would be expanded by approximately 135 management employees, and severance benefits for all eligible employees would be enhanced by establishing a minimum 12-week severance period. In addition, the Company’s annual incentive bonus plan for 2007 has been amended to provide for deemed attainment of strategic goals at target levels and measurement of financial goals through the transaction date, if a change in control of the Company occurs in 2007 and if the incentive plan cannot function as intended following such a change in control of the Company.

The Company’s equity and incentive plans have also been amended to include accelerated vesting of a pro rated portion of employee restricted stock awards, restricted stock units, contingent stock rights (at target) and 2007 annual bonuses, and the full amount of unvested options, upon an involuntary termination of employment within two years following a change in control. For restricted stock, restricted stock units and contingent stock rights pro rated vesting would be based on the portion of the service period prior to termination plus the employee’s severance period under the applicable severance plan. The Company has also implemented a policy providing for treatment of payments and benefits related to a change in control to the extent that such payments and benefits give rise to a golden parachute excise tax under U.S. federal tax laws, including that a limited number of senior executives would be entitled to reimbursement on a fully grossed-up basis for such excise tax.

The foregoing summary is qualified in its entirety by the definitive amendments and plans, copies of which are included as Exhibits to this Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	1991 Stock Option Plan.

10.2	Dow Jones & Company, Inc. 1992 Long Term Incentive Plan.

10.3	Dow Jones 1997 Long Term Incentive Plan.

10.4	Dow Jones 1998 Stock Option Plan.

10.5	Dow Jones 2001 Long Term Incentive Plan.

10.6	Dow Jones Severance Pay Plan.

10.7	Dow Jones & Company, Inc. Separation Plan for Senior Management.

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10.8	Dow Jones 2007 Annual Incentive Plan

10.9	2006 Executive Annual Incentive Plan.

10.10	Dow Jones & Company, Inc. Change in Control Excise Tax Policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW JONES & COMPANY, INC.

Dated: June 7, 2007	By:	/s/ Robert Perrine
Robert Perrine
Chief Accounting Officer and Controller

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EXHIBIT INDEX

Exhibit No.	Description

10.1	1991 Stock Option Plan.

10.2	Dow Jones & Company, Inc. 1992 Long Term Incentive Plan.

10.3	Dow Jones 1997 Long Term Incentive Plan.

10.4	Dow Jones 1998 Stock Option Plan.

10.5	Dow Jones 2001 Long Term Incentive Plan.

10.6	Dow Jones Severance Pay Plan.

10.7	Dow Jones & Company, Inc. Separation Plan for Senior Management.

10.8	Dow Jones 2007 Annual Incentive Plan

10.9	2006 Executive Annual Incentive Plan.

10.10	Dow Jones & Company, Inc. Change in Control Excise Tax Policy.

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